Nationwide DefenderSM Annuity
Application for
Individual Single Purchase Payment Deferred Annuity
Minimum Purchase Payment of $25,000
Nationwide Life Insurance Company
PO Box 182021, Columbus, OH 43218-2021 • Phone: 800-321-6064
Express Mail: 1-LC-F4, 1 Nationwide Plaza, Columbus, OH 43215-2239

Please submit all pages of the application.

The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor.

1.	Parties to the Contract (Please print)

1a.	Contract Owner

Name (First, MI, Last):

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business Enrollment packet.)

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Street:

City: State: ZIP:

Email: Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1b.	Joint Owner Joint Owner is limited to spouses unless such limitation is prohibited by state law. Available only with Non-Qualified Contracts.

Name (First, MI, Last):

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1c.	Annuitant ☐ Same as Contract Owner (Annuitant must be age 85 or younger)

An individual person must be named if the Contract Owner is a non-natural owner or a Trust.

Name (First, MI, Last):

Relationship to Contract Owner:

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

VAAA-0162M3	Page 1 of 8	STANDARD ILVAQ/N (05/2023)

1.	Parties to the Contract (continued)

1d.	Spousal Protection/Co-Annuitant No added charge, part of the Death Benefit. Not available with CRTs (Charitable Remainder Trust). Must be age 85 or younger. With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in Section 1a is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.

Name (First, MI, Last):

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

1e.	Contingent Annuitant Must be age 85 or younger. Only available on Non-Qualified Contracts.

Name (First, MI, Last):

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

1f.

Beneficiaries    Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

If you completed Spousal Protection/Co-Annuitant (Section 1d), we will automatically list both spouses as sole Primary Beneficiaries. Provide only your Contingent Beneficiaries in Section 1f.

If you designate your spouse as the sole Primary Beneficiary AND do not complete Spousal Protection/ Co-Annuitant (Section 1d), Nationwide will automatically add the Spousal Protection feature.

Primary Beneficiaries Allocations must equal 100%. ☐ Pay all Primary Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant: Allocation (whole % only): %

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant: Allocation (whole % only): %

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

VAAA-0162M3	Page 2 of 8	STANDARD ILVAQ/N (05/2023)

1.	Partiesto the Contract (continued)

Legal Name (First, MI, Last):

Relationship to Annuitant: Allocation (whole % only): %

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

If more than three Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

Contingent Beneficiaries Allocations must equal 100%. ☐ Pay all Contingent Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant: Allocation (whole % only): %

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant: Allocation (whole % only): %

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant: Allocation (whole % only): %

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

Email: Phone Number:

If more than three Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

VAAA-0162M3	Page 3 of 8	STANDARD ILVAQ/N (05/2023)

2.	Contract Information

2a.	Contract Type Must specify by checking a box.

☐ Non-Qualified ☐ Non - Naturally Owned Non-Qualified* ☐ Custodial Owned IRA

☐ Traditional IRA – Tax Year: ☐ CRT* (Charitable Remainder Trust)

☐ Roth IRA – Tax Year: Tax Year Roth IRA started:

☐ SIMPLE IRA* ☐ SEP IRA* ☐ 401(k)* (Investment Only) ☐ 401(a)* (Investment Only)

☐ Beneficially Owned Non-Qualified* ☐ Beneficially Owned/Inherited IRA*

☐ Beneficially Owned/Inherited Roth IRA*

* Additional forms required.

2b.	Purchase Payment

Approximate Amount: $ ($25,000 minimum)

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

Source of Funds:

* Additional forms required. Please see the New Business Enrollment Packet.

2c.	Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to:

1. Reinvest some or all your Contract Value in the same Strategy for a new Strategy Term;

2. Transfer some or all of your Contract Value to another Strategy or Strategies for a new Strategy Term or Strategy Terms; or

3. Lock-In the Index Value for any Strategy.

This power is personal to the Registered Representative but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you. If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

3.	Death Benefit

Election of the Optional Death Benefit will result in additional charges on your Contract

I elect:

☐ Contract Value

We’ll default to this option if you don’t elect a Death Benefit option

☐ Contract Value with Spousal Protection

We’ll default to this option if you don’t elect a Death Benefit option and completed section 1d

☐ Optional Death Benefit: Return of Premium

Annuitant must be age 75 or younger

☐ Optional Death Benefit: Return of Premium with Spousal Protection

Both Annuitants must be age 75 or younger

IMPORTANT: If you elect Spousal Protection and either the Annuitant or Co-Annuitant are age 76 or older, the Contract will receive the Contract Value with Spousal Protection death benefit.

VAAA-0162M3	Page 4 of 8	STANDARD ILVAQ/N (05/2023)

4. Purchase Payment Allocation

Strategies

Please select allocations to the Fixed Strategy and Index Strategies from the options below. You may choose a maximum of 10 Index Strategies, plus the Fixed Strategy. All allocations must be in whole percentages and must total 100%.

Each Strategy has additional crediting factors that should be considered. Be sure you have reviewed a current rate sheet prior to completing this section.

I elect:

1 Year Strategy Terms
Cap Index Strategies	Allocation
Russell 2000®[1] 1 Year with Cap & 10% Buffer	%
Nasdaq® 100[2] 1 Year with Cap & 10% Buffer	%
MSCI EAFE[3] 1 Year with Cap & 10% Buffer	%
S&P® 400[4] 1 Year with Cap & 10% Buffer	%
S&P® 500[5] 1 Year with Cap & 10% Buffer	%
S&P® 500[5] 1 Year with Cap & 20% Buffer	%
Cap+ Index Strategies	Allocation
Russell 2000®[1] 1 Year with Cap+ & 10% Buffer	%
S&P® 500[5] 1 Year with Cap+ & 10% Buffer	%
S&P® 500[5] 1 Year with Cap+ & 20% Buffer	%

3 Year Strategy Terms
Cap Index Strategies	Allocation
Russell 2000®[1] 3 Year with Cap & 10% Buffer	%
S&P® 500[5] 3 Year with Cap & 10% Buffer	%
S&P® 500[5] 3 Year with Cap & 20% Buffer	%
6 Year Strategy Terms
Cap Index Strategies	Allocation
Russell 2000®[1] 6 Year with Cap & 10% Buffer	%
S&P® 500[5] 6 Year with Cap & 10% Buffer	%
S&P® 500[5] 6 Year with Cap & 20% Buffer	%
1 Year Fixed Strategy Term
Allocation
Fixed Strategy	%

[1]

All rights in the Russell 2000 Index® (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license.

[2]

Nasdaq®, Nasdaq-100 Index®, Nasdaq-100® and NDX® are registered trademarks of Nasdaq, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use by Nationwide Life Insurance Company. The Product has not been passed on by the Corporations as to their legality or suitability. The Product is not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT.

[3]

The product referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. The Contract contains a more detailed description of the limited relationship MSCI has with Nationwide and any related funds.

[4]

The “S&P 400” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 400.

[5]

The “S&P 500” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500.

VAAA-0162M3	Page 5 of 8	STANDARD ILVAQ/N (05/2023)

5. State Disclosures

Notice to AL Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

Notice to AR and RI Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Notice to CO and MA Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to KS Residents Only: WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison.

Notice to KY Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTICE to NM RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION

FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

Notice to ND, SC, and SD Residents Only: A Market Value Adjustment may be assessed on withdrawals or full surrenders which may increase or decrease the amount of the withdrawal or full surrender requested and would be in addition to any applicable scheduled surrender penalty charge.

Notice to OK Residents Only: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

For TN and WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

For DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to OH Residents Only: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

VAAA-0162M3	Page 6 of 8	STANDARD ILVAQ/N (05/2023)

6. Contract Owner Signatures and Authorizations
6a. Replacement Information

If you answer “yes” to EITHER question below, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific forms.

☐ Yes ☐ No	Do you have existing life insurance policies or annuity contracts?
☐ Yes ☐ No	Will the applied for Contract replace, discontinue or change any existing life insurance policies or annuity contracts?

6b.	Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this annuity Contract, and that by signing this application I understand and acknowledge the following:

A Market Value Adjustment may be assessed on withdrawals or full surrenders which may increase or decrease the amount of the withdrawal or full surrender requested and would be in addition to any applicable Contingent Deferred Sales Charge.

All guarantees and protections, where available, are subject to the claims-paying ability of Nationwide Life Insurance Company. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

A copy of this application properly signed by the Registered Representative will constitute receipt for such amount. If this application is declined by Nationwide, there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.

•

The Contract limits Purchase Payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, and Co-Annuitant, subject to permission from Nationwide.

•	That I do not represent a corporate entity or institutional investor.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

•

I understand that, to the extent allowed by state law, Nationwide reserves the right to refuse our consent to any assignment or change to the Contract Owner at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Additionally, if Nationwide consents to an assignment or change to the Contract Owner, it may result in the reduction of the Death Benefit.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Signature:

Joint Contract Owner Signature (if any):

State In Which Application Was Signed: Date:

VAAA-0162M3	Page 7 of 8	STANDARD ILVAQ/N (05/2023)

7. Primary Registered Representative Information
7a. Primary Registered Representative Replacement Information

☐ Yes ☐ No	Are you aware of any existing annuity contracts or life insurance policies owned by the applicant?
☐ Yes ☐ No	Will the applied for Contract replace, discontinue or change any existing life insurance policies or annuity contracts?

7b. Primary Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City: State: ZIP:

Phone Number: Percentage: %

Email:

Firm Name:

SSN: (Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: Date:

Principal’s Signature: Date:

(If required)

8. Additional Registered Representative Information
8a. Additional Registered Representative Replacement Information

☐ Yes ☐ No	Are you aware of any existing annuity contracts or life insurance policies owned by the applicant?
☐ Yes ☐ No	Will the applied for Contract replace, discontinue or change any existing life insurance policies or annuity contracts?

8b. Additional Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City: State: ZIP:

Phone Number: Percentage: %

Email:

Firm Name:

SSN: (Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: Date:

Principal’s Signature: Date:

(If required)

Nationwide Defender is a service mark of Nationwide Mutual Insurance Company.

Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2023 Nationwide

VAAA-0162M3	Page 8 of 8	STANDARD ILVAQ/N (05/2023)